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EXHIBIT 10.23

INDEMNIFICATION AGREEMENT

        INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of February     , 2003, between Gart Sports Company, a Delaware corporation (the "Company") and                          ("Indemnitee").

        WHEREAS, Indemnitee is [a director][an executive officer] of the Company;

        WHEREAS, the Bylaws of the Company provide certain indemnification rights to the [directors][executive officers] of the Company, and its [directors][executive officers] have been otherwise assured indemnification, as provided by Delaware law;

        WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on past assurances of indemnification, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses (whether partial or complete) to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee's continuing to serve as [a director][an executive officer] of the Company, the parties hereto agree as follows:

        1.    Agreement to Serve.    Indemnitee hereby agrees to serve as [a member of the Board of Directors of the Company (the "Board")][an executive officer of the Company] for so long as Indemnitee is duly elected or appointed. Indemnitee may, however, resign from such position at any time and for any reason by delivering [his] [her] resignation pursuant to the Amended and Restated Bylaws of the Company. The Company's obligation to indemnify Indemnitee as set forth in this Agreement shall continue in full force and effect notwithstanding any such termination of appointment, resignation or dissolution.

        2.    Indemnity.    The Company hereby agrees to hold harmless and indemnify Indemnitee with respect to [his] [her] Corporate Status (as hereinafter defined) to the full extent authorized or permitted by the Delaware General Corporation Law ("DGCL"), as such may be amended from time to time, and Article VIII of the Amended and Restated Certification of Incorporation of the Company, as such may be further amended from time to time. In furtherance of the foregoing, and without limiting the generality thereof:

            (a)    Proceedings other than Proceedings by or in the Right of the Company.    Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of [his] [her] Corporate Status, [he][she] is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 2(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by [him] [her] or on [his] [her] behalf in connection with such Proceeding or any claim, issue or matter therein, if [he] [she] acted in good faith and in a manner [he] [she] reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe [his] [her] conduct was unlawful.

            (b)    Proceedings by or in the Right of the Company.    Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of [his] [her] Corporate Status, [he] [she] is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by [him] [her] or on [his] [her] behalf in connection with such Proceeding if [he] [she] acted in good faith and in a manner [he] [she] reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

            (c)    Indemnification for Expenses of a Party Who is Wholly or Partly Successful.    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of [his] [her] Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, [he] [she] shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by [him] [her] or on [his] [her] behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by [him] [her] or on [his] [her] behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        3.    Additional Indemnity.    In addition to, and without regard to any limitations on, the indemnification provided for in Section 2, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by [him] [her] or on [his] [her] behalf if, by reason of [his] [her] Corporate Status [he] [she] is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitation that shall exist upon the Company's obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 7 and 8 hereof) to be unlawful under Delaware law.

        4.    Contribution in the Event of Joint Liability.    (a) Whether or not the indemnification provided in Sections 2 and 3 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be jointly liable if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be jointly liable if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

            (b)  Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be jointly liable if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with [him] [her] (or would be jointly liable if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be jointly liable if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with [him] [her] (or would be jointly liable if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

            (c)  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company who may be jointly liable with Indemnitee.

        5.    Indemnification for Expenses of a Witness.    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of [his] [her] Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, [he] [she] shall be indemnified against all Expenses actually and reasonable incurred by [him] [her] or on [his] [her] behalf in connection therewith.

        6.    Advancement of Expenses.    Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee's Corporate Status within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 6 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within 30 days of such determination, by [him] [her] for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that [he] [she] should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

        7.    Procedures and Presumptions for Determination of Entitlement to Indemnification.    It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

            (a)  To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The President, any Vice President or the General Counsel of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

            (b)  Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of Indemnitee: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by Independent Counsel in a written opinion, or (3) by the stockholders.

            (c)  If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected as provided in this Section 7(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board). Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14(e) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 30 days after submission by a Director of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

            (d)  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume (unless there is clear and convincing evidence to the contrary) that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement.

            (e)  Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any officer, director, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has at all times acted in good faith and in a manner [he] [she] reasonably believed to be in or not opposed to the best interests of the Company.

            (f)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.

            (g)  If the person, persons or entity empowered or selected under Section 7(b) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 60 day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; provided, further, that the foregoing provisions of this Section 7(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if within 15 days after receipt by the Company of the request for such determination the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at the next annual meeting thereof and such determination is made thereat.

            (h)  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board, or stockholder of the Company shall act reasonably and in good faith in making a determination under this Agreement of Indemnitee's entitlement to indemnification. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

        8.    Remedies.

            (a)  In the event that (i) a determination is made pursuant to Section 7 of this Agreement that a director is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement, and such matter has not been cured, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Company shall not oppose Indemnitee's right to seek any such adjudication.

            (b)  In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

            (c)  If a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent a prohibition of such indemnification under applicable law.

            (d)  In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of [his] [her] rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on [his] [her] behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by [him] [her] in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

            (e)  The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

        9.    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

            (a)  The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in [his] [her] Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Amended and Restated Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy, by this Agreement, the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

            (b)  To the extent that the Company maintains an insurance policy or policies providing liability insurance for officers, directors, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for Indemnitee under such policy or policies.

            (c)  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

            (d)  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

        10.    Exception to Right of Indemnification.    Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by [him] [her], or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board or (b) such Proceeding is being brought by Indemnitee to assert [his] [her] rights under this Agreement.

        11.    Duration of Agreement.    All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is serving as [an executive officer] [a director] of the Company (or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of [his] [her] Corporate Status, whether or not [he] [she] is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as [an executive officer][a director] of the Company or any other Enterprise at the Company's request.

        12.    Security.    To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

        13.    Enforcement.

            (a)  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as [an executive officer][a director] of the Company, as applicable, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as [an executive officer][a director] of the Company.

            (b)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

        14.    Definitions.    For purposes of this Agreement:

            (a)  "Corporate Status" describes the status of a person who is or was an executive officer or director of the Company.

            (b)  "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

            (c)  "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as an officer, director, employee, agent or fiduciary.

            (d)  "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

            (e)  "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

            (f)    "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is [an executive officer][a director] of the Company, by reason of any action taken by [him] [her] or of any inaction on [his] [her] part while serving as [an executive officer][a director] of the Company or by reason of the fact that [he] [she] is or was serving at the request of the Company as an officer, director, employee, consultant, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not [he] [she] is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement, and excluding one initiated by Indemnitee pursuant to Section 7 of this Agreement to enforce [his] [her] rights under this Agreement.

        15.    Severability.    If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

        16.    Modification and Waiver.    No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

        17.    Notice by Indemnitees.    Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

        18.    Period of Limitations.    No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, assigns or personal or legal representatives after the expiration two years from the date or accrual of such cause of action, and to the fullest extent permitted by applicable law, any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern unless a longer period is required by applicable law.

        19.    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by and receipted for by the party to whom said notice or other communication shall have been directed, (ii) sent by nationally recognized overnight courier or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to:

with a copy to:

(b)	If to the Company, to:
Gart Sports Company 1050 West Hampden Avenue Englewood, Colorado 80110
Attn:
with a copy to:

or to such other address as may have been furnished to Indemnitees by the Company or to the Company by Indemnitee, as the case may be.

        20.    Identical Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        21.    Headings.    The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

        22.    Governing Law.    The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without application of the conflict of laws principles thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GART SPORTS COMPANY
By	Name: Title
[ ]

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  EXHIBIT 10.23